Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	(212) 918-4650

NASDAQ PANEL GRANTS PEREGRINE PHARMACEUTICALS’ REQUEST
FOR 180-DAY EXTENSION FOR CONTINUED LISTING ON NASDAQ

--Company Must Evidence a Closing Bid Price of $1.00 or More
For at Least 10 Prior Consecutive Trading Days by January 20, 2009--

TUSTIN, Calif., September 17, 2008 – Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing monoclonal antibodies for the treatment of cancer and hepatitis C virus (HCV) infection, today announced that on September 16, 2008, it received a letter from Nasdaq informing the company that the Nasdaq Listing Qualifications Panel ("the Panel") has granted Peregrine's request to remain listed on The Nasdaq Stock Market, subject to the condition that on or before January 20, 2009, Peregrine must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

The Panel's written decision follows an oral hearing held on September 4, 2008 during which the Panel considered Peregrine's plan to regain and sustain compliance with Nasdaq's minimum bid price requirement, including the company's plan to seek shareholder approval for a potential reverse stock split at its Annual Shareholder's Meeting scheduled for October 21, 2008 and to implement the reverse stock split if necessary to regain compliance. The company must regain compliance with the minimum bid price requirement no later than ten trading days prior to January 20, 2009. Should the company be unable to meet the requirements of the Panel's decision by January 20, 2009, its securities would be subject to delisting from The Nasdaq Stock Market.

As previously announced, Peregrine requested a hearing before the Nasdaq Hearings Panel following its receipt on July 23, 2008 of a Staff Deficiency Letter from The Nasdaq Stock Market notifying the company that it was not in compliance with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4).

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical programs in cancer and HCV infection with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (http://www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at http://www.peregrineinc.com

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to the risk that the company will be delisted from Nasdaq because it is unable to regain compliance with the minimum closing bid requirement and the risk that the company's shareholders do not approve the reverse stock split. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2008 and the quarterly report on Form 10-Q for the quarter ended July 31, 2008. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.